Exhibit 5.3

[Letterhead of Wilmer Cutler Pickering Hale and Dorr LLP]

October 10, 2014

Sabra Health Care Limited Partnership

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Sabra Capital Corporation

18500 Von Karman Avenue, Suite 550

Irvine, CA 92612

Ladies and Gentlemen:

We have acted as special counsel to the entities listed on Schedule A hereto (each, a “Massachusetts Guarantor” and, collectively, the “Massachusetts Guarantors”), in connection with the guarantees to be delivered in connection with the Notes (as defined below) by the Massachusetts Guarantors (the “Guarantees”). This opinion is furnished to you in connection with (i) the Indenture, dated as of May 23, 2013, by and among Sabra Health Care Limited Partnership, a Delaware limited partnership, and Sabra Capital Corporation, a Delaware corporation (each, an “Issuer” and, together, the “Issuers”), Sabra Health Care REIT, Inc., a Maryland corporation (the “Parent”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of January 23, 2014, among the Issuers, the Parent, the other guarantors named therein (including the Massachusetts Guarantors), and the Trustee, the Fourth Supplemental Indenture, dated as of April 30, 2014, among the Issuers, the Parent, the other guarantors named therein (including the Massachusetts Guarantors), and the Trustee, and the Fifth Supplemental Indenture, dated September 29, 2014, among the Issuers, the Parent, the other guarantors named therein (including the Massachusetts Guarantors), and the Trustee, (ii) the Registration Statement on Form S-3 (File No. 333-188696) filed on May 20, 2013 by the Issuers, the Parent and the Co-Registrants (as defined therein), including the Massachusetts Guarantors, and the Post-Effective Amendment No. 2 filed on September 30, 2014 by the Parent, the Issuers and the Co-Registrants (as defined therein), including the Massachusetts Guarantors, each of which was filed with the Commission under the Securities Act (as so amended, the “Registration Statement”) relating, among other things, to the issuance and sale from time to time of debt securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, which debt securities may be fully and unconditionally guaranteed by the Subsidiary Guarantors (as defined in the Registration Statement) and (iii) the prospectus supplement, dated October 1, 2014 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement relating to the issuance and sale by the Issuers of up to $150,000,000 aggregate principal amount of additional 5.5% Senior Notes due 2021 (the “Notes”).

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

As such counsel, we have examined and are familiar with the following:

(a) The Guarantees;

(b) Certificate of Organization of Oakhurst Manor Nursing Center LLC (“Oakhurst”) filed with the Secretary of the Commonwealth of Massachusetts (the “Secretary”) on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

(c) Articles of Entity Conversion of Oakhurst Manor Nursing Center Corp. into Oakhurst filed with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(d) Amended and Restated Operating Agreement of Oakhurst dated as of June 21, 2011 and purporting to be effective as of November 16, 2010;

(e) Certificate of Organization of Sunset Point Nursing Center LLC (“Sunset”) filed with the Secretary on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

(f) Articles of Entity Conversion of Sunset Point Nursing Center Corp. into Sunset filed with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(g) Amended and Restated Operating Agreement of Sunset dated as of June 21, 2011 and purporting to be effective as of November 16, 2010;

(h) Certificate of Organization of West Bay Nursing Center LLC (“West Bay”) filed with the Secretary on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

(i) Articles of Entity Conversion of West Bay Nursing Center Corp. into West Bay filed with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(j) Operating Agreement of West Bay dated June 21, 2011 and purporting to be effective as of December 31, 2008;

(k) Certificate of Organization of Orchard Ridge Nursing Center LLC (“Orchard Ridge”) field with the Secretary on December 22, 2008 and effective as of December 31, 2008, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

(l) Articles of Entity Conversion of Orchard Ridge Nursing Center Corp. into Orchard Ridge field with the Secretary on December 22, 2008 and effective as of December 31, 2008;

(m) Amended and Restated Operating Agreement of Orchard Ridge dated as of June 21, 2011 and purporting to be effective as of November 16, 2010;

(n) Certificate of Organization of Bay Tree Nursing Center LLC (“Bay Tree”) filed with the Secretary on October 1, 2010, as amended by Certificates of Amendment filed with the Secretary on August 1, 2011 and August 2, 2011 and effective on such dates, respectively;

(o) Articles of Entity Conversion of Bay Tree Nursing Center Corp. into Bay Tree filed with the Secretary on October 1, 2010;

(p) Operating Agreement of Bay Tree dated as of June 21, 2011 and purporting to be effective as of October 1, 2010;

(q) Joint Action by Written Consent of the Sole Member of each of Oakhurst, Sunset, West Bay, Orchard Ridge and Bay Tree dated as of September 29, 2014;

(r) Certificate of the Secretary of Oakhurst, Sunset, West Bay, Orchard Ridge and Bay Tree dated as of the date hereof certifying the documents set forth in clauses (b) – (q) above, the incumbency of signatories and the delivery of the Guarantees by each of those entities;

(s) Amended and Restated Declaration of Trust of HHC 1998-1 Trust (“HHC”) dated as of June 4, 2003 and filed with the Secretary on June 6, 2003 and with the City Clerk of Boston, Massachusetts on June 6, 2003, as amended by the Certificate of Amendment filed with the Secretary on April 29, 2011 and the City Clerk of Boston on July 18, 2012;

(t) Action by Unanimous Written Consent of the Trustees of HHC dated as of September 29, 2014;

(u) Certificate of the Secretary of HHC dated as of the date hereof certifying the documents set forth in clauses (s) and (t) above, the incumbency of signatories and the delivery of the Guarantee by HHC;

(v) Certificates of the Secretary of the Commonwealth of Massachusetts dated September 25, 2014, attesting to the continued legal existence and limited liability company good standing in Massachusetts for each of Oakhurst, Sunset, West Bay, Orchard Ridge and Bay Tree; and

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

(w) A certificate of the Secretary of the Commonwealth of Massachusetts, dated September 25, 2014, attesting to the continued legal existence and association good standing in Massachusetts of HHC.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture. The Certificates described in clauses (r) and (u) above are referred to collectively as the “Certificates”. The documents described in clauses (b) - (p) and (s) above are referred to collectively as the “Organizational Documents”.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the completeness of all Massachusetts Guarantors’ limited liability company and trust records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have also relied upon and assumed the accuracy of all information, representations and warranties made by the persons signing the Certificates and upon certificates of public officials with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements. Without limiting the foregoing, we have not conducted a search of any electronic databases, or the dockets of any court, administrative or other regulatory agency.

The opinions expressed in paragraph 1 below are based solely on the certificates referred to in clauses (v) and (w) above and are limited accordingly, and, as to such matters, our opinions are rendered as of the respective dates of such certificates. We express no opinion as to the tax good standing of any Massachusetts Guarantor in any jurisdiction.

We are opining herein solely as to the state laws of the Commonwealth of Massachusetts. To the extent that the laws of any other jurisdiction govern the matters as to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. For purposes of our opinions expressed below, we have assumed that the facts and law governing the future performance of the Massachusetts Guarantors of their respective obligations under the Guarantees will be identical to the facts and law governing their performance on the date of this opinion.

Based upon and subject to the foregoing, we are of the opinion that:

1. Each of Oakhurst, Sunset, West Bay, Orchard Ridge and Bay Tree is a limited liability company, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. HHC is a voluntary association with transferable shares, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

Sabra Health Care Limited Partnership

Sabra Capital Corporation

October 10, 2014

2. The execution, delivery and performance of the Guarantees by the Massachusetts Guarantors have been duly authorized by all requisite limited liability company or association action on behalf of the Massachusetts Guarantors, and the Guarantees have been duly executed and delivered by the Massachusetts Guarantors.

3. The execution and delivery by the Massachusetts Guarantors of the Guarantees and the consummation by the Massachusetts Guarantors of the transactions contemplated thereby do not violate the provisions of the applicable Massachusetts Guarantor’s Organizational Documents.

This opinion is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts and circumstances which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about October 10, 2014 in accordance with the requirements of Rule 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By	/s/ Kenneth A. Hoxsie
Kenneth A. Hoxsie, Partner

Schedule A

MASSACHUSETTS GUARANTORS

Orchard Ridge Nursing Center LLC

Oakhurst Manor Nursing Center LLC

Sunset Point Nursing Center LLC

West Bay Nursing Center LLC

HHC 1998-1 Trust

Bay Tree Nursing Center LLC